Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 1999, in the Registration Statement (Form S-11 No. 333-00000) and related Prospectus of Apple Suites, Inc. for the registration of 30,166,666 shares of its common stock.

                                                     /s/ Ernst & Young LLP

Richmond, VA
April 21, 1999